Exhibit 99.1

AITX's RAD Updates Hardware Pricing to Reflect Rising Materials, Compute and Transportation Costs

Measured Increase Supports Product Expansion and Continued Sales Growth Momentum

Detroit, Michigan, September 24, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced a hardware price increase across its security solution lineup. The adjustment reflects sustained increases in material, electronic component, freight, manufacturing, regulatory compliance, and other input costs that have affected the physical security technology sector.

AITX
Artificial Intelligence Technology Solutions Inc.

RAD
an AITX company
ROBOTIC ASSISTANCE DEVICES

Hardware Pricing Update
September 2026

SECURE

SECURE

Artist’s Depiction of RAD’s Stationary Security Devices

"This is a considered adjustment to reflect the cost environment in which we are building and supporting our solutions," said Steve Reinharz, CEO/CTO and founder of AITX and RAD. "We recognize that higher pricing may affect some incoming sales activity in the near term. At the same time, we expect our expanding product lineup to more than offset that effect, specifically SARA™ deployments and the innovative upcoming new hardware item release we expect to announce in the next four weeks or so."

Effective September 22, 2026, channel partner pricing for ROSA™ and AVA™ increased by approximately 6%. Higher percentage adjustments apply to RAD's RIO™ product family, reflecting increased material, freight, and manufacturing costs associated with its steel-intensive, self-contained solar-powered security platforms. ROAMEO™ pricing remains unchanged.

For channel partners and customers with active conversations, open evaluations, or planned deployments, all previously quoted opportunities remain valid at their previously quoted pricing through October 31, 2026. New quotes and sales orders for opportunities not previously quoted will reflect the revised pricing.

The Company invites prospective clients, channel partners, and industry participants to connect with its team to learn how RAD's solutions can support their security and operational objectives.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Residential (RAD-R), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company has completed a SOC 2 Type 2 examination covering the controls, system scope and review period described in the related report, a form of independent attestation frequently requested by enterprise and government clients that require documented data protection and compliance practices.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the anticipated effect of the Company's hardware price adjustments on customer and channel partner demand, incoming sales activity, sales cycles, quote-to-order conversion, revenue and sales growth; the Company's expectation that its expanding product lineup may offset any near-term effect of the price adjustments on new sales activity; and management's expectation regarding continued acceleration of sales growth.

Forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially, including, among others: the risk that the price adjustments result in lower demand, delayed purchasing decisions, longer sales cycles, reduced quote-to-order conversion, or lost sales opportunities; the risk that material, electronic component, freight, manufacturing, regulatory compliance, labor, financing, or other input costs increase further or remain elevated; the risk that new or expanded products are delayed, reduced in scope, fail to achieve commercial availability, or do not achieve expected customer or channel partner acceptance; the risk that the Company's products do not generate expected sales or revenue; competition and pricing pressure; changes in market, economic, supply chain, and customer demand conditions; the Company's ability to obtain financing on acceptable terms or at all and the dilutive effect of any such financing; the Company's history of operating losses and its ability to continue as a going concern; and the other risks described in the Company's most recent Annual Report on Form 10-K and its subsequent filings with the Securities and Exchange Commission, available at www.sec.gov.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/